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                                                                      EXHIBIT 23


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26303) pertaining to the Autoliv ASP, Inc. Employee Savings and Investment Plan of our report dated June 19, 1998, with respect to the financial statements and schedules of the Autoliv ASP, Inc. Employee Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                       /s/ Ernst & Young LLP




Salt Lake City, Utah
June 24, 1998